    As filed with the Securities and Exchange Commission on January 13, 1995


                                                  Registration No. _____________
                          ----------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                              BANCORP HAWAII, INC.
             (Exact name of Registrant as specified in its charter)

            HAWAII                                          99-0148992
(State of Incorporation)                   (IRS Employer Identification No.)

                               130 MERCHANT STREET
                             HONOLULU, HAWAII 96813
                    (Address of principal executive offices)
                          ----------------------------


                       BANK OF HAWAII PROFIT SHARING PLAN
                              (Full title of plan)
                          ----------------------------

                                JOSEPH T. KIEFER
                              BANCORP HAWAII, INC.
                                 P. O. BOX 2900
                             HONOLULU, HAWAII 96846
                                 (808) 537-8111
                          (Name, address, and telephone
                          number of agent for service)
                          ----------------------------

                                    Copy to:
                           J. THOMAS VAN WINKLE, ESQ.
                   CARLSMITH BALL WICHMAN MURRAY CASE & ICHIKI
                  1001 BISHOP STREET, SUITE 2200, PACIFIC TOWER
                             HONOLULU, HAWAII  96813
                                 (808) 523-2500

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
Title of       Amount to be       Proposed      Proposed       Amount of
securities     registered         maximum       maximum        registration
to be                             offering      aggregate      fee(1)
registered                        price per     offering
                                  share(1)      price(1)
- -------------------------------------------------------------------------------
Common          500,000           $25.25        $12,625,000    $4,353.48
Stock  ($2
par value)

- -------------------------------------------------------------------------------

     (1) In accordance with Rule 457 calculated on the basis of the average of the high and low prices for the common stock on the New York Stock Exchange composite tape on January 9, 1995.

          In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

          The prospectus related to this registration statement also covers securities registered under registration statement No. 33-49836.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are incorporated by reference in the registration statement:

     (a) The plan's latest annual report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934.

     (b) The registrant's latest annual report on Form 10-K, or if the financial statements therein are more current, the registrant's latest prospectus filed pursuant to Rule 424(b) of the Securities Exchange Commission under the Securities Act of 1933 containing audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (c) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

     (d) The description of registrant's common stock contained in the registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the registrant or the plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

                                 Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          LEGAL OPINION. The validity of the shares of common stock to be offered hereunder will be passed upon for the registrant by the law firm of Carlsmith Ball Wichman Murray Case & Ichiki ("Carlsmith Ball"). Charles R. Wichman, one of registrant's directors, is a retired partner of Carlsmith Ball and is the beneficial owner of 32,205 shares of registrant's common stock. One of the Carlsmith Ball attorneys who has participated in the preparation of this registration statement, J. Thomas Van Winkle, is the beneficial owner of approximately 15,375 shares of registrant's common stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 415-5 of the Hawaii Revised Statutes authorizes a Hawaii corporation to indemnify its directors, officers, employees and agents against certain liabilities and expenses they may incur in such capacities, and provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of certain types of actions or any issue therein. The indemnification provided by Section 415-5 is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. The registrant's Restated Articles of Incorporation provide for the indemnification of the registrant's directors, officers, employees or agents against certain liabilities. Additionally, the registrant maintains insurance under which its directors, officers, employees or agents are insured against certain liabilities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                                 Not applicable.

ITEM 8.   EXHIBITS.

          The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 9.   UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Bancorp Hawaii, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, Hawaii, on the 12th day of January, 1995.



                                        BANCORP HAWAII, INC.


                                        By  /s/ Lawrence M. Johnson
                                           ----------------------------
                                           Lawrence M. Johnson
                                           Chairman of the Board
                                           and Chief Executive
                                           Officer and Director


          Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                    DATE


/s/ Lawrence M. Johnson   Chairman of the Board   January 12, 1995
- ------------------------  and Chief Executive
Lawrence M. Johnson       Officer and Director

          *               Director                January 12, 1995
- ------------------------
Peter D. Baldwin


          *               Director                January 12, 1995
- ------------------------
Mary G.F. Bitterman


          *               Director                January 12, 1995
- ------------------------
Thomas B. Hayward


          *               Director                January 12, 1995
- ------------------------
David A. Heenan

                                       7.

          *               Director                January 12, 1995
- ------------------------
Stuart T.K. Ho


          *               Director                January 12, 1995
- ------------------------
Herbert M. Richards, Jr.


          *
- ------------------------
H. Howard Stephenson      Director                January 12, 1995



          *               Director                January 12, 1995
- ------------------------
Fred E. Trotter


          *               Director                January 12, 1995
- ------------------------
Charles R. Wichman


          *               Director                January 12, 1995
- ------------------------
K. Tim Yee


          *               Executive Vice          January 12, 1995
- ------------------------  President, Chief
David A. Houle            Financial Officer


          *               Vice President          January 12, 1995
- ------------------------  and Controller,
Denis K. Isono            Chief Accounting
                          Officer

          THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Profit Sharing Trust Committee of the Bank of Hawaii Profit Sharing Plan has duly caused this registration statement or amendment thereto to be signed on the

                                       8.

Plan's behalf by the undersigned, thereunto duly authorized, in Honolulu, Hawaii, on the dates indicated below.

BANK OF HAWAII PROFIT SHARING PLAN

SIGNATURE                               DATE



By        *                        January 12, 1995
   ----------------------------
   Charles R. Wichman,
   Member of the Profit Sharing
   Trust Committee



By        *                        January 12, 1995
   ----------------------------
   Richard J. Dahl
   Member of the Profit Sharing
   Trust Committee



By        *                        January 12, 1995
   ----------------------------
   Thomas J. Kappock
   Member of the Profit Sharing
   Trust Committee



By        *                        January 12, 1995
   ----------------------------
   Ronald K. Migita
   Member of the Profit Sharing
   Trust Committee



By        *                        January 12, 1995
   ----------------------------
   Susan L. Mares
   Member of the Profit Sharing
   Trust Committee



*By /s/ Lawrence M. Johnson
    ----------------------------
    Lawrence M. Johnson
    Attorney-in-Fact

                                       9.

                                  EXHIBIT INDEX

                                                  SEQUENTIALLY
NO.                 DESCRIPTION                   NUMBERED PAGE

(4)(a)              Bank of Hawaii Profit
                    Sharing Plan (Amended and
                    Restated Plan dated
                    December 14, 1994)

   (b)              Agreement of Trust dated
                    April 1, 1989, between Bank
                    of Hawaii and Vanguard
                    Fiduciary Trust Company


(5)(a)              Opinion of Carlsmith Ball
                    Wichman Murray Case & Ichiki
                    re legality

   (b)              The registrant undertakes
                    that it will submit or has
                    submitted the Bank of Hawaii
                    Profit Sharing Plan and any
                    amendment thereto to the Internal
                    Revenue Service in a timely
                    manner and has made or will
                    make all changes required by
                    the Internal Revenue Service
                    to qualify such plan.

(23)(a)             Consent of Ernst & Young

    (b)             Consent of Carlsmith Ball
                    Wichman Murray Case & Ichiki
                    (See Exhibit (5)(a))

(24)                Power of Attorney of Bancorp
                    Hawaii, Inc.; of Directors
                    and Officers; and of Members of
                    Profit Sharing Trust
                    Committee